Exhibit 10.3

AGREEMENT AND RELEASE

This Agreement and Release (the “Agreement”) made and entered into on the 2nd day of April 2025 (the “Effective Date”), by and between Generating Alpha Ltd. (“Alpha”) and SMX (Security Matters) PLC, an Ireland public limited company (the “Company” or “SMX”). Alpha and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties entered into (a) a Securities Purchase Agreement (the “September 2023 SPA”) and related Convertible Promissory Note in the principal amount of $4,290,000 (the “September 2023 Note”), dated September 5, 2023, with the related Ordinary Share Purchase Warrant for 2,619,367 ordinary shares (the “September 2023 Warrant”), (b) a Securities Purchase Agreement (the “April SPA”) and related Convertible Promissory Note in the principal amount of $2,250,000 (the “April Note”), dated April 11, 2024, with the related Ordinary Share Purchase Warrant for 1,851,851 shares (the “April Warrant”) and (c) a Securities Purchase Agreement (the “July SPA” and, collectively with the September 2023 SPA and the April SPA, the “SPAs”), and related Convertible Promissory Note in the principal amount of $1,150,000 (the “July Note” and, collectively with the September 2023 Note and the April Note, the “Notes”), dated as of July 19, 2024, with the related Ordinary Share Purchase Warrant for 208,524 shares (the “July Warrant” and, collectively with the September 2023 Warrant and the April Warrant, the “Warrants”; the SPAs, the Notes and the Warrants, together, the “Transaction Documents”); and

WHEREAS, the Parties have determined to settle certain potential disputes relating to the Transaction Documents, as set forth herein, and, to avoid the uncertainty, expense, and burden of litigation, the Parties desire to resolve the potential dispute between them upon the terms and in the manner provided in this Agreement, with neither Party admitting nor acknowledging any fault or liability to the other Party.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Balance of the April Note. The Parties agree (a) that based on adjustment mechanisms in the April Note, the outstanding balance (principal and interest) relating to the April Note as of the Effective Date equals $1,921,211.14 (the “Outstanding Amount”), and (b) the entire Outstanding Amount is hereby deemed converted into 408,551 ordinary shares of the Company at a conversion price per share of $$4.70250014886352, of which (i) the Company shall issue 143,336 of such ordinary shares of the Company promptly after the Effective Date (the “First Issuance Shares”), (ii) issuance of 143,336 of such ordinary shares of the Company (the “Second Issuance Shares” shall be deferred and, promptly upon Alpha’s sale of the First Issuance Shares, the Company shall issue the Second Issuance Shares and (iii) the issuance of the remaining 121,879 shares of such ordinary shares of the Company (the “Third Issuance Shares” and with the First Issuance Shares and the Second Issuance Shares, collectively, the “Shares”) shall be deferred and, promptly upon Alpha’s sale of the Second Issuance Shares the Company shall issue the Third Issuance Shares. This Agreement shall be deemed a Notice of Conversion from Alpha pursuant to the terms of the April Note for the Outstanding Amount, notwithstanding anything to the contrary in the April Note or April SPA. The First Issuance Shares shall be electronically delivered within two (2) trading days of the Effective Date, the Second Issuance Shares shall be electronically delivered within two (2) trading days of the date of notice to the Company of the sale of the First Issuance Shares, and the Third Issuance Shares shall be electronically delivered within two (2) trading days of the date of notice to the Company of the sale of the Second Issuance Shares, in each case to a brokerage account of Alpha via DWAC or DRS by the Company’s transfer agent (the “Transfer Agent”). It is acknowledged and agreed that no other amounts are due or owing under any of the other Transaction Documents, and all obligations thereunder have been satisfied in full and are of no further force or effect.

2. Legends and Legend Removal. Provided that Alpha is not an affiliate of the Company under applicable law, the Shares shall not contain any legend (i) following any sale of such Shares pursuant to Rule 144 and the Company is then in compliance with the current public information required under Rule 144, (ii) if such Shares are eligible for sale or may be sold under Rule 144, without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission) (the earliest of such dates, the “Release Date”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or Alpha promptly after the Release Date if required by the Transfer Agent to effect the removal of the legend hereunder under applicable law, or if requested by a Alpha, respectively.

3. Satisfaction of April Note; Commencement of SEPA. Upon the deemed conversion of the Outstanding Amount pursuant to Section 1 of this Agreement, (i) the April Note shall be deemed paid in full and satisfied in all respects and terminated in accordance with its terms and (ii) the Company may commence drawing down equity, and the proceeds therefrom shall be solely for the benefit of the Company, under that certain Stock Purchase Agreement dated as of the 19th day of April 2024 between the Company and Alpha relating to a $30 million equity line of credit (the “SEPA”), notwithstanding anything to the contrary contained in the SEPA, the SPAs or the Notes. Alpha acknowledges and agrees that at no time was the Company in an “Event of Default” under the Notes.

4. Mutual Releases.

(a) On and as of the Effective Date, Alpha, on behalf of itself and its predecessors, successors, subsidiaries, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, partnership, corporation, investment vehicle, fund or other entity managed or controlled by Alpha or in which Alpha has or had a controlling interest (collectively, the “Alpha Releasors”), in consideration of the releases, agreements and covenants contained in this Agreement, hereby remises, releases, acquits and forever discharges SMX and any and all of its affiliates, agents, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the “Company Releasees”), of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, including all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), complaints, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Alpha Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Company Releasees, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity from the beginning of time up to and including the end of time, including with respect to the Transaction Documents (the “Released Alpha Claims”). Notwithstanding the foregoing, the Released Alpha Claims shall not (i) include any claim to enforce this Agreement and (ii) be effective with respect to the April Note until the Company issues to Alpha the Shares in accordance with Section 1 of this Agreement.

(b) On and as of the Effective Date, the Company, on behalf of itself, predecessors, successors, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Company or in which the Company has or had a controlling interest (collectively, the “Company Releasors”), in consideration of the releases, agreements and covenants contained in this Agreement, hereby remises, releases, acquits and forever discharges Alpha and any and all of its direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the “Alpha Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Company Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Alpha Releasees, from the beginning of time up to and including the end of time, including with respect to the Transaction Documents (the “Released Company Claims”). Notwithstanding the foregoing, the Released Company Claims shall not include any claim to enforce this Agreement.

(c) Release of Claims. Upon the Effective Date the following releases and provisions will be automatically effective:

(i) The Parties stipulate and agree that the Company Releasors and the Alpha Releasors expressly waive the provisions, rights and benefits conferred by any law of any state, or any territory of the United States or of any other nation, or principle of common law relating to claims which either Party did not know or suspect to exist in the Party’s favor at the time of executing this Agreement, which, if known by the Party, would have materially affected the Party’s settlement with the other Party.

(ii) The Company Releasors and the Alpha Releasors may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true, or the claims or other legal forms of action released herein, but the Alpha Releasors and the Company Releasors fully, finally, and forever settle and release any and all claims set forth above, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Alpha Releasors and the Company Releasors acknowledge that the inclusion of such “unknown claims” in this Agreement was separately bargained for and was a key element of the Agreement, and that each of them assumes the risk of any mistake of fact or law on its own behalf. If any Party should subsequently discover that its understanding of the facts or of the law was or is incorrect, such Party shall not be entitled to relief in connection therewith, including without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Parties hereto according to the terms hereof regardless of any claims of mistake of fact or law.

5. Neither SMX nor Alpha by entering into this Agreement, concede any fault, liability or wrongdoing, and both parties expressly deny any fault, liability or wrongdoing whatsoever. The execution of this Agreement, and the consideration and other terms and conditions thereof, do not constitute and shall not be construed as or deemed to be evidence of, or an admission or concession on the part of, any Party with respect to any claim, fault or liability, or any wrongdoing or damage whatsoever. This Agreement may not be used for any purpose other than to effectuate this settlement and the terms hereof.

6. Governing Law and Venue. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to this Agreement, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by Alpha and agreed upon by the Company. The Company acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Alpha to enter into this Agreement and that but for Company’s agreements set forth in this section, Alpha would not have entered into this Agreement. In the event that Alpha needs to take action to protect its rights under this Agreement, Alpha may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by email.

7. Entire Agreement; Amendments. This Agreement (and to the extent applicable, the Transaction Documents) contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, including that Agreement and Release by and between the Parties dated March 21, 2025 which is deemed terminated, cancelled and superseded in all respects.

8. No Oral Modification. This Agreement may not be amended, modified or terminated, except by a written instrument signed by each of the Parties hereto. The Parties expressly intend and agree that there shall be no exceptions to this “oral modification” clause, including, but not limited to, any present or future claims of partial performance or equitable estoppel. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Agreement, which all Parties agree is clear and unambiguous.

9. Each Party represents to the other that its counsel have negotiated and participated in the drafting of, and are legally authorized to negotiate and draft, this Agreement. Each Party to this Agreement acknowledges that this Agreement was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Agreement. The Agreement shall be construed as having been made and entered into as the result of arms-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power.

[Signatures on next page]

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned have executed this Agreement as of the Effective Date.

GENERATING ALPHA LTD.

/s/ Maria Cano
Name:	Maria Cano
Title:	Director

SMX (SECURITY MATTERS) PLC

/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer